Joseph C. Passalaqua

December 8, 2017

Board of Directors
All State Properties Holdings, Inc.

Gentlemen:

I hereby resign my positions as Officer and Director and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company, effective at 11:59 A.M., December 8, 2017.  The resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

/s/ _ Joseph C. Passalaqua______
By: Joseph C. Passalaqua
President and Chief Executive Officer